Exhibit 99.2
CASTWELL PRECAST CORPORATION PROFORMA BALANCE SHEET

	December 31, 2011	December 31, 2011		Pro forma Adjustments
	Summer LLC	Castwell	Total	(See Notes)		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$1,751,911	$6,981	$1,758,892	$		$1,758,892
Prepaids	12,905		12,905			12,905
Other	1,747		1,747			1,747
Total current assets	1,766,563	6,981	1,773,544		-	1,773,544

Long-term assets:
Property, plant and equipment, net	2,126	7,346	9,472			9,472
Certificate of deposit -- restricted	500,669		500,669			500,669
Deferred financinig costs, net	194,444		194,444			194,444
Total long-term assets	697,239	7,346	704,585		-	704,585

Total assets	$2,463,802	$14,327	$2,478,129		$-	$2,478,129

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,962	$	$16,962	$		$16,962
Accrued expenses	200,000	25,790	225,790			225,790
Total current liabilities	216,962	25,790	242,752		-	242,752

Stockholders' and Members' equity
Preferred Stock - $.001 par value,10,000,000 shares authorized, no shares issued and outstanding		-	-			-
Common Stock - $.001 par value, 100,000,000 post transaction shares authorized, 10,504,711 post transaction shares issued and outstanding		4,178	4,178		6,326	10,504
Additional paid in capital		356,157	356,157		2,194,901	2,551,058
Members' Capital	2,573,025		2,573,025		(2,573,025)	-
Accumulated deficit	(326,185)	(371,798)	(697,983)		371,798	(326,185)
Total stockholders' equity	2,246,840	(11,463)	2,235,377		-	2,235,377

Total liabilities and stockholders' equity	$2,463,802	$14,327	$2,478,129		$-	$2,478,129

CASTWELL PRECAST CORPORATION PROFORMA STATEMENT OF OPERATIONS

	Period Ended December 31, 2011 Summer LLC		Year Ended December 31, 2011 Castwell		Total	Pro forma Adjustments (See Notes)		Pro forma
Revenues	$		$		$-	$		$-
Cost of goods sold					-			-
Gross Profits		-		-	-		-	-

General and administrative expenses		321,468		51,330	372,798		(51,330)	321,468

Operating loss		(321,468)		(51,330)	(372,798)		51,330	(321,468)

Financing costs, net		(4,717)			(4,717)			(4,717)

Net loss before income taxes		(326,185)		(51,330)	(377,515)		51,330	(326,185)

Income taxes								-

Net loss		$(326,185)		$(51,330)	$(377,515)		$51,330	$(326,185)

Loss per share:
Basic and diluted loss per share/unit		$(0.06)		(0.01)	(0.07)		0.04	(0.03)

Basic and diluted weighted average shares/units outstanding		5,650,820		4,077,708	9,728,528		751,183	10,479,711
Notes:
The term "Castwell" as used in this proforma statements refers to Castwell Precast Corporation and Subsidiary. The term "Summer LLC" refers to Summer Energy, LLC.
The transaction was consummated on March 27, 2012, but the pro forma adjustments present the financial statements as if the transaction was consumated as of January 1, 2011.
Castwell's only post transaction operations are conducted through one of its wholly-owned subsidiary, Summer LLC.
In accordance with financial reporting for reverse merger transactions, the post transaction operating results contained herein is only that of Summer LLC and does not include Castwell's financial results of operations. Further, the accumulated deficit after pro forma adjustments is that of Summer LLC and the common share, and related par value amounts, are that of Castwell.

Immediately prior to the transaction, Castwell effected a 1-for-4 reverse common stock split causing its 4,178,348 common shares to be converted to approximately 1,044,587 common shares. In addition, certain stockholders of Castwell canceled and returned to Castwell 237,500 common shares, so that immediately prior to the transaction the Castwell's post-split shares of its common stock issues and outstanding totaled 807,087 (excludes warrants) and post-split shares reserved for issuance upon the exercise of outstanding warrants totaled 25,000. Castwell increased its authorized common shares from 50,000,000 to 100,000,000 immediately prior to the transaction. Each of the 9,697,624 issued and outstanding members units of Summer LLC held immediately pior to the transaction were converted into the right to receive one share of Castwell's common stock. Post transaction shares of Castwell issued and outstanding totaled 10,504,711 (excludes warrants), of which 92.3% were held by the former members of Summer LLC.